                                                                  EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Commercial Corporation:


    We consent to the incorporation by reference in the Registration Statements of First Commercial Corporation on Form S-8 (No. 33-79462 and No. 2-94856) and on Form S-3 (No. 33-77922 and No. 33-38190) of our report dated January 28, 1994, relating to the consolidated statements of income, stockholders' equity and cash flows of State First Financial Corporation and subsidiaries for the year ended December 31, 1993, which report appears as Exhibit 99(a) in the December 31, 1995, Annual Report on Form `10-K of First Commercial Corporation.


                                                   /s/KPMG Peat Marwick LLP

Little Rock, Arkansas
March 28, 1996